UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  May 15, 2012

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2012, USEC Inc. (“USEC” or the “Company”), through its wholly owned subsidiary United States Enrichment Corporation, entered into a multi-party arrangement with (1) Energy Northwest (“Energy Northwest”), a joint operating agency and municipal corporation of the State of Washington, (2) the Bonneville Power Administration (“BPA”), a federal agency within the U.S. Department of Energy (“DOE”), (3) the Tennessee Valley Authority (“TVA”), a federally owned corporation and supplier of power to the Company’s gaseous diffusion plant in Paducah, Kentucky, and (4) DOE, to support a one-year extension of enrichment operations at the Paducah plant.  As part of this multi-party arrangement, on May 15, 2012, USEC, through United States Enrichment Corporation, entered into an agreement (the “Depleted Uranium Enrichment Agreement”) with Energy Northwest for the sale by USEC of approximately 4.4 million separative work units (“SWU”) to Energy Northwest.  In connection with Energy Northwest entering into the Depleted Uranium Enrichment Agreement, Energy Northwest entered into an agreement with DOE for the transfer of DOE-owned depleted uranium tails to Energy Northwest that Energy Northwest will deliver to USEC as the feed material under the Depleted Uranium Enrichment Agreement. As part of this arrangement, Energy Northwest will receive low enriched uranium (“LEU”) that is free of peaceful use obligations to foreign governments and usable in U.S. government defense programs. In addition, on May 15, 2012, USEC, through United States Enrichment Corporation, and TVA entered into an amendment (the “TVA Amendment”) to the power contract between TVA and United States Enrichment Corporation dated July 11, 2000, as amended (the “TVA Power Contract”), to permit the purchase of the power needed to operate the Paducah plant during the term of the Depleted Uranium Enrichment Agreement.

Depleted Uranium Enrichment Agreement with Energy Northwest

The Depleted Uranium Enrichment Agreement provides for the sale by USEC of approximately 4.4 million SWU to Energy Northwest.  Under the Depleted Uranium Enrichment Agreement, Energy Northwest is required to provide approximately 9,000 metric tons of high-assay depleted uranium tails and approximately 600 metric tons of natural uranium for the approximately 480 metric tons of LEU to be delivered by USEC.  The term of the Depleted Uranium Enrichment Agreement is from June 1, 2012 through December 31, 2013 and the agreement is sufficient to support a one-year extension of enrichment operations at the Paducah plant through May 31, 2013.

Energy Northwest is expected to issue a short-term note to finance the initial months of expected purchases under the Depleted Uranium Enrichment Agreement and is expected to obtain financing to pay off the short-term note and complete the transaction through the issuance of bonds that are backed by BPA.  Energy Northwest has the right to terminate the Depleted Uranium Enrichment Agreement if it provides prior notice that it is unable to obtain the bond financing for the transaction on terms, in amounts, and/or at times that are acceptable to Energy Northwest or that such proposed bond financing will not receive a specified minimum credit rating.  Energy Northwest may also terminate the Depleted Uranium Enrichment Agreement under the following circumstances: (1) if the depleted uranium supply arrangements between DOE and Energy Northwest are terminated (other than a termination due to a material breach by Energy Northwest or a termination for convenience); (2) if Energy Northwest is permanently enjoined or otherwise permanently precluded by court order from performing the Depleted Uranium Enrichment Agreement; or (3) if the TVA Power Contract is terminated.

USEC has the right to terminate the Depleted Uranium Enrichment Agreement if it determines that a failure or inability of Energy Northwest to deliver depleted uranium tails or an interruption of power supplied by TVA has an operational impact that cannot be resolved by mutual agreement of Energy Northwest and USEC.  If a failure to deliver depleted uranium tails is due to a material breach by Energy Northwest, Energy Northwest may be required to pay a termination fee under certain circumstances.  In addition, both Energy Northwest and USEC have a right to terminate the Depleted Uranium Enrichment Agreement if a force majeure event results in the cessation of enrichment operations at the Paducah plant.

Amendment to Power Contract with TVA

The TVA Amendment extends the term of the TVA Power Contract through September 30, 2013 in order to permit the purchase of the power needed to operate the Paducah plant during the term of the Depleted Uranium Enrichment Agreement. The TVA Amendment also modifies certain performance assurance provisions of the TVA Power Contract to change the frequency and notice requirements for USEC’s obligation to prepay for power.

Under the TVA Power Contract, as amended by the TVA Amendment, USEC has agreed to purchase from TVA all of the power required to perform the Depleted Uranium Enrichment Agreement. TVA and USEC each have the right to terminate the TVA Power Contract after September 30, 2012 upon completion of all power purchases, including power purchased by USEC to fulfill its obligations under the Depleted Uranium Enrichment Agreement.  If Energy Northwest terminates the Depleted Uranium Enrichment Agreement or fails to deliver depleted uranium or to meet its payment obligations, which causes USEC to cease enrichment operations at the Paducah plant, USEC can terminate its obligation to make these purchases. In such case, USEC and TVA will agree on a schedule to reduce to zero over a period of 30 days all power purchases in a manner that ensures safe and reliable operation of the Paducah plant.

Pricing under the TVA Power Contract consists of a base energy price, a portion of which is subject to a fuel cost adjustment to reflect changes in TVA’s fuel costs, purchased power costs, and related costs. However, the fuel cost adjustment is passed on to Energy Northwest through the Depleted Uranium Enrichment Agreement.

USEC expects that the majority of the LEU that is generated under the Depleted Uranium Enrichment Agreement will be sold by Energy Northwest to TVA beginning in 2015.  TVA operates six nuclear reactors, including the Watts Bar reactor that produces tritium as a byproduct for the U.S. National Nuclear Security Administration.  TVA is also the supplier of the majority of the power for the Paducah gaseous diffusion plant and one of the Company’s 10 largest customers.  USEC expects that the remainder of the LEU sold to Energy Northwest under the Depleted Uranium Enrichment Agreement will be used by Energy Northwest for its own operating nuclear power plant.

The Company, or its subsidiaries, is also a party to a number of other agreements or arrangements with the DOE, who is a party to the multi-party arrangement, as described in the Company’s annual report on Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
Number                      Description

99.1	Press release dated May 15, 2012, issued by USEC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

May 15, 2012	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

99.1	Press release dated May 15, 2012, issued by USEC Inc.